Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of CoTherix, Inc. of our report dated March 24, 2005, with respect to the financial statements of CoTherix, Inc. included in its Annual Report (Form 10-K) for the year December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

January 10, 2006